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                                                                    Exhibit 99.4

                        MERCANTILE BANKSHARES CORPORATION

                Offer to Exchange Any and All of its Outstanding
                       4.625% Subordinated Notes due 2013
              For its 4.625% Subordinated Notes Due 2013, Series B
          Which Have Been Registered Under the Securities Act of 1933,
                                   as Amended

To Our Clients:

     Enclosed for your consideration is a prospectus, dated                ,
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2003 (as the same may be amended and supplemented from time to time, the
"Prospectus"), and the related Letter of Transmittal relating to the offer (the "Exchange Offer") of Mercantile Bankshares Corporation (the "Company") to exchange its 4.625% Subordinated Notes due 2013, Series B for any and all of its outstanding 4.625% Subordinated Notes due 2013 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligation of the Company contained in the registration rights agreement, dated as of April 15, 2003, among the Company and the initial purchasers of the Old Notes.

     This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such old notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on                , 2003, or on such later date or time to
                       ---------------
which the Company may extend the Exchange Offer. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Old Notes rom the holder to the Company will be paid by the Company, except as set forth in Instruction 14 of the Letter of Transmittal.

     4.   The Exchange Offer expires at 5:00 p.m., New York City time, on
                         , 2003, or on such later date or time to which the
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          Company may extend the Exchange Offer.

     If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. The letter of transmittal is furnished to you for information only and may not be used directly by you to tender old notes.

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                                                                    Exhibit 99.4

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Mercantile Bankshares Corporation with respect to its Old Notes.

     This will instruct you to tender for exchange the aggregate principal amount of Old Notes indicated below which are held by you for the account of the undersigned (or, if no aggregate principal amount is indicated below, all Old Notes which are held by you for the account of the undersigned), upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.*

     The undersigned expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

[ ] Please tender the aggregate principal amount of Old Notes held by you for the account of the undersigned indicated below:**

          $
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[ ]       Please do not tender any Old Notes held by you for the account of the undersigned.

Dated:
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                                                    Signature(s)


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                                              Please Print Name(s) Here


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                                                     Address(es)


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                                          Area Code and Telephone Number(s)


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                                    Tax Identification of Social Security Number

* None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do son. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

** Tenders of Old Notes will be accepted only in principal amounts of $1,000 or integral multiples thereof.